SUN WORLD NOTEHOLDER TRUST AGREEMENT


          This Trust Agreement (the "Trust Agreement"), dated as of December __, 2003, by and among Cadiz Inc. ("Cadiz"), as settlor, Logan & Company, as trustee (the "Trustee"), Black Diamond Capital Management, L.L.C. on behalf of its affiliates ("Black Diamond"), and CFSC Wayland Advisers, Inc. ("CFSC Wayland," and together with Black Diamond, the "Majority Noteholders"), is executed to facilitate the implementation of the global settlement described in the Sun World-Bondholder-Cadiz Term Sheet and Agreement in Principle by and among Sun World International Inc. ("Sun World") and its debtor affiliates (collectively, the "Debtors"), Cadiz, corporate parent of the Debtors, and the Majority Noteholders, dated as of October 13, 2003 (the "Global Settlement") that provides for (a) the establishment of the Trust (as defined below) created by this Trust Agreement and the retention and preservation of the Trust Assets (as defined below) by the Trustee, all for the benefit of holders of Sun World's senior secured notes due 2004 (in the aggregate, the "Notes;" holders of the Notes are referred to herein as "Noteholders") and (b) the collection and distribution of the Trust Recoveries (as defined below). The Trust is organized for the primary purposes of (x) holding and preserving the value of the Trust Assets for conversion into Trust Recoveries, and (y) making distributions of Trust Recoveries to the Opt-In Noteholders (as defined below). The Trustee's activities, powers and duties are those determined to be reasonably necessary to, and consistent with, accomplishment of these purposes, subject to the terms and conditions set forth more fully below, and shall only be exercised by the Trustee in connection with the joint written instructions of the Majority Noteholders.

          WHEREAS, the Global Settlement contemplates, among other things, the creation of a trust to hold the Trust Assets and distribution of the Trust Recoveries to the Opt-In Noteholders, all as described in greater detail in the Global Settlement and this Trust Agreement; and

          WHEREAS, under the terms of the Global Settlement, Cadiz agrees to grant, transfer, convey, and deliver to the Trust, on behalf of, and for the benefit of, the Noteholders, control of, and all its rights, title and interests in and to, the Trust Assets; and

          WHEREAS, the Trust is established pursuant to the Global Settlement, as a liquidating trust in accordance with Treasury Regulation Section 301.7701-4(d) with no objection to continue or engage in the conduct of a trade or business except, to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust and the Global Settlement; and
          WHEREAS, the Majority Noteholders have jointly designated the Trustee; and

          WHEREAS, the Trust is intended to qualify as a "grantor trust" for U.S. federal income tax purposes, pursuant to Sections 671-677 of the Internal Revenue Code of 1986, as amended, with the Opt-In Noteholders treated as the grantors and owners of the trust.

          NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

                          ARTICLE I

                   ESTABLISHMENT OF TRUST

	SECTION 1.1    CREATION AND NAME.  There is hereby
created a trust (the "Trust") under the laws of the State of New York which shall be known as the "Sun World Noteholder Trust."

	SECTION 1.2 DECLARATION OF TRUST. In order to declare the terms and conditions hereof, and in consideration of the execution of the Global Settlement, Cadiz and the Trustee have executed this Trust Agreement. Effective on the date hereof, Cadiz is concurrently transferring to the Trustee, pursuant to the assignments attached hereto as Exhibit A, all of the right, title and interests of Cadiz in and to the Trust Assets under and subject to the terms and conditions set forth in this Trust Agreement and in the Global
Settlement for the benefit of Noteholders and their successors and assigns as provided for in this Trust
Agreement and in the Global Settlement.  Subject to Section
1.5 of this Trus Agreement, the Trust Recoveries shall be distributed by the Trustee to the Opt-In Noteholders in accordance with this Trust Agreement and the Global
Settlement.

	SECTION 1.3 PURPOSE OF TRUST; NATURE OF BENEFICIAL INTERESTS. The Trust is organized for the primary purpose of holding and receiving the Trust Recoveries from the Trust Assets transferred to it and distributing the Trust Recoveries to the Opt-In Noteholders with no objective to engage in the conduct of a trade or business. Interests in
the Trust shall be uncertificated.   Opt-In Noteholders shall
have no voting rights with respect to such interests. In the event of any inconsistency between the recitation of the duties and powers of the Trustee as set forth in this Trust Agreement and the Global Settlement, the provisions of the Trust Agreement shall govern.

	SECTION 1.4 TRUSTEE'S ACCEPTANCE. The Trustee accepts the trust imposed upon it by this Trust Agreement and agrees to observe and perform that trust, on and subject to the terms and conditions set forth in this Trust Agreement. In connection with and in furtherance of the purposes of the Trust, but subject to Section 1.5 of this Trust Agreement, the Trustee hereby expressly accepts the transfer of the Trust Assets and the Trustee hereby further expressly assumes, undertakes and shall control the distribution of the Trust Recoveries.

	SECTION 1.5 ACTION BY TRUSTEE; WAIVER OF REMEDIES AGAINST TRUSTEE. Except as ecpressly set forth in Sections 6.3(d), 6.3(e) and 6.11 of this Trust Agreement, the Trustee shall have no obligation to act hereunder unless given written instructions jointly executed by the Majority Noteholders.
The Trustee shall have no obligations to act hereunder unless the Trustee receives, in addition to joint written instructions from the Majority Noteholders, written assurances satisfactory to the Trustee in its reasonable discretion that it will be timely compensated in cash other than from the Trust Recoveries for its reasonable fees and expenses incurred in connection with such proposed actions.
By executing the Opt-In Form, the Opt-In Noteholders have agreed to permanently refrain and forbear from exercising, or causing the exercise of, any rights, remedies or causes of action against the Trustee, including without imitation for any action or inaction by the Trustee in the absence of joint written instructions executed by the Majority Noteholders; provided, however, that all rights, remedies and causes of action against the Trustee shall be preserved in the event that the Trustee willfully ignores or materially breaches any joint written direction of the Majority Noteholders subject to the last sentence of this section. The Trustee shall have no obligation to accept, compute or otherwise consider the Opt-In Forms. The Majority Noteholders shall provide to the Trustee a compiled list of the Opt-In Noteholders and each Opt-In Noteholder's proportionate share of the Trust Recoveries. The Trustee shall make distributions of the net Trust Recoveries in accordance with such list. As described more fully in Section 6.5 of this Trust Agreement, the Majority Noteholders shal defend, hold harmless, and indemnify the Trustee and its principals, officers, employees and agents for any action or inaction taken by the Trustee at the joint written direction of the Majority Noteholders. The Trustee shall determine in its reasonable discretion whether any joint written instructions from the Majority Noteholders are clear satisfactory or whether further clarification is required from the Majorioty Noteholders.

                         ARTICLE II

                         DEFINITIONS

          The capitalized terms used but not defined in this Trust Agreement shall have the meanings given to them in the Global Settlement.

          "Bankruptcy Case" means the voluntary cases commenced by Sun World International, Inc. and its debtor affiliates under chapter 11 of title 11 of the United States Code, which are currently pending in the Bankruptcy Court and being jointly administered under Case No. RS-03-11370-DN.

          "Bankruptcy Court" means the Bankruptcy Court for the Central District of California, Riverside Division.

          "Allowed Cadiz Claim" means all general unsecured claims of Cadiz against the Debtors which were allowed by the Bankruptcy Court in the Initial Settlement Order in the amount of $13,500,000.

          "Distribution Date" means the date(s) on which the Trustee shall distribute the Trust Recoveries to the Opt-In Noteholders, which date(s) shall be as soon as reasonably practicable after the Trust receives the Trust Recoveries and specified in writing by the Majority Noteholders.

          "Initial Settlement Order" means that certain order entered by the Bankruptcy Court on November 7, 2003 approving the initial settlement by and between the Debtors and Cadiz as described more fully in the Global Settlement.

          "Opt-In Form" means the form to be executed by a Noteholder in which the Noteholder agrees, among other things, to be bound by the terms and conditions of this Trust
Agreement, substantially in the form attached hereto as Exhibit A.

          "Opt-In Noteholder" means (x) a Noteholder who timely and properly executes an Opt-In Form within the Opt-In Period or (y) all Noteholders if a chapter 11 plan is filed in the Bankruptcy Case and the Noteholders as a class accept such plan and such plan contains the provisions set forth in section 3.A of the Global Settlement, and such plan is confirmed and becomes effective.

          "Opt-In Period" means the period during which Noteholders may execute the Opt-In Form and thereby agreed to be bound by the terms and conditions of this Trust Agreement, which period shall equal thirty (30) days from the date the Opt-In Form is mailed by overnight delivery to the Noteholders.

          "Pro Rata" means the proportion that (a) the face amount of the Notes held by an Opt-In Noteholder bears to (b) the aggregate face amount of all Notes held by all Opt-In
Noteholders.

          "Trust Assets" means the Allowed Cadiz Claim, which was assigned by Cadiz to the Trust for the benefit of Opt-In
Noteholders.

          "Trust Recoveries" means any and all distributions from the Sun World estate, whether under a chapter 11 plan, chapter 7 liquidation or otherwise, on account of the Trust
Assets.

                         ARTICLE III

           FUNDING OF THE TRUST AND CHARGING LIEN

          Subject to Section 1.5 of this Trust Agreement, all costs and expenses associated with the administration of the Sun World Noteholder Trust shall be the sole responsibility of, and paid by, the Trustee; provided however that, to secure the repayment of the Trustee, the Trustee shall have and is hereby granted a first priority lien on all money or property held or collected by the Trustee in its capacity as Trustee to the extent of such fees and expenses and shall have the right to offset such fees and expenses against all such monies or properties. Except as expressly set forth in the Global Settlement, Cadiz shall have no obligation or liability whatsoever to pay any costs or expenses of any kind associated with the administration of the Sun World Noteholder Trust or to make any payment, indemnification, or reimbursement of any kind to the Trustee, the Sun World Noteholder Trust, or Opt-In Noteholders.


                         ARTICLE IV

                        TRUST ASSETS

	SECTION 4.1    PRESERVATION OF TRUST ASSETS.  Subject to
Section 1.5 of this Trust Agreement, the Trustee shall preserve and defend the Trust Assets, reduce the Trust Assets to Trust Recoveries and make distributions of such Trust
Recoveries to the Opt-In Noteholders.

	SECTION 4.2    DISTRIBUTION OF TRUST RECOVERIES.
Subject to Section 1.5 of this Trust Agreement, on the Distribution Date, the Trustee shall distribute Pro Rata the
Trust Recoveries to the Opt-In Noteholders.

                          ARTICLE V

              DISTRIBUTION OF TRUST RECOVERIES

	SECTION 5.1 DELIVERY OF DISTRIBUTIONS AND TAX REPORTING. Subject to Section 1.5 of this Trust Agreement, distributions for the Opt-In Noteholders and any tax reporting required by applicable law with respect thereto shall be made by the Trustee to the Opt-In Noteholdrers.

	SECTION 5.2    UNDELIVERABLE DISTRIBUTIONS.

		(a) If any Opt-In Noteholder's distribution is returned to the Trustee as undeliverable, no further distributions to such Opt-In Noteholder shall be made unless and until the Trustee is notified of such Opt-In Noteholder's then current address and has received any necessary tax withholding certificates from such Opt-In Noteholder, at which time all missed distributions shall be made to such Opt-In Noteholder without interest and subject to any applicable withholding taxes. The Trustee shall have no obligation to investigate or pursue of the Opt-In Noteholders for a correct address.

		(b) If, after ninety (90) days after the return to the Trustee of any undeliverable distributions, the Trustee in not notified of such Opt-In Noteholder's the current address, the claims of such Opt-In Noteholder or successor to such Opt-In Noteholder with respect to such property shall be discharched and forever barred notwithstanding any federal or state escheat laws to the contrary. Thereafter, all unclaimed property relating to distributions to be made to such Opt-In Noteholder shall revert to the Trust and shall be allocated for Pro Rata redistribution by the Trustee to the other Opt-In Noteholders upon the Trustee's receipt of revised distribution list from the Majority Noteholders.

                      ARTICLE VI

    GENERAL POWERS, RIGHTS AND OBLIGATIONS OF THE TRUSTEE

	SECTION 6.1 APPOINTMENT OF TRUSTEE. The Trustee shall become the Trustee on the date this Trust Agreement is executed by all signatories thereto.

	SECTION 6.2 LEGAL TITLE. Subject to section 1.5 hereof, the Trustee shall hold legal titles to all Trust Assets. The
Trustee may upon the receipt of joint written instructions from the Majority Noteholders, cause legal title or evidence of title to any of the Trust Assets to be held by any nominee or person, on such terms, in such manner and with such power as the Trustee may determine advisable.

	SECTION 6.3    GENERAL POWERS.

		(a) Except as otherwise provided in this Trust Agreement and subject to section 1.5 hereof and the jurisdiction of the Bankruptcy Court described in Article VII below, but without prior or further Bankruptcy Court authorization, the Trustee may, but is not required to, preserve and defend the Trust Assets to the same extent as if the Trustee were the sole owner of the Trust Assets in its own right. No person dealing with the Trust shall be obligated to inquire into the Trustee's authority in connection with the preservation of the Trust Assets.

		(b) In connection with the preservation of the Trust Assets, and only upon the joint written instructions of the Majority Noteholders (which shall not be implied from the existence of this Trust Agreement itself or the execution of this Trust Agreement by the Majority Noteholders), subject to section 1.5 hereof the Trustee shall have, in addition to any powers conferred on it by any other provision of this Trust Agreement, the power to take any and all actions as are necessary or advisable to effectuate the purposes of the Trust, including, without limitation, the power and authority:

			(i)  to accept the assets transferred and
provided to the Trust under this Trust Agreement;

			(ii) to accept and distribute the Trust
Recoveries in accordance with the terms of this Trust Agreement;

			(iii) to engage in all acts that would
constitute ordinary course of business in performing the obligations of a trustee under a trust of this type;

			(iv) to change the state of domicile of the Trust;

			(v) to establish and maintain funds, reserves and accounts within the Trust as deemed by the Trustee, in its discretion, to be useful in carrying out the purposes of the Trust;

			(vi) to commence or participate, as a party or otherwise, in any judicial, administrative, arbitration or other proceeding and to settle, compromise, or dismiss any such proceeding;

			(vii) in accordance with this Trust Agreement, to indemnify the Trustee, and the employees, agents and representatives of the Trust or the Trustee, to the fullest extent that a corporation organized under the laws of the Trust's domicile is from time to time entitled to indemnify its directors, officers, employees, agents and representatives; and

			(viii) enter into an agreement to secure the obligations of Cadiz under the Global Settlement.

		(c) The Trustee shall not at any time, on behalf of the Trust or the Opt-In Noteholders, enter into or engage in any trade or business, and the Trustee shall not use or dispose of any part of the Trust Assets in furtherance of any trade or business.

		(d) The Trustee shall vote to accept or reject (or refrain from voting) on any chapter 11 plan filed in the Bankruptcy Case only as directed jointly in writing by the Majority Noteholders. In the event that the Majority Noteholders do not agree with one another with respect to such voting direction, then the Trustee shall complete and submit one ballot for the Allowed Cadiz Claim and vote such claim in proportion to the directions of each individual Opt-In
Noteholder that timely provides a written direction in accordance with instructions to the Opt-In Noteholders from the Majority Notholders, based upon each such Opt-In
Noteholder's share of the outstanding Notes, as reflected in the Majority Noteholders' joint list, and regardless of whether such ballot will be valid under the Debtors' proposed voting and solicitation procedures. The Trustee shall have no obligation to prosecute or defend any action to determine the validity of any ballot submitted by the Trustee.

		(e) The Trustee shall provide copies of the executed Opt-In Forms returned to or received by the Trustee to the Debtors and the Majority Noteholders.

		(f) Notwithstanding any other provision of this Trust Agreement, the Trustee shall have the right at any time to request a hearing before the Bankruptcy Court on any and all matters raised in connection with or related to this Trust Agreement.

	SECTION 6.4 RETENTION OF ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONALS. The Trustee, with the written consent of the Majority Noteholders, shall have the authority to retain professionals, whether legal, accountant, financial or otherwise, as the Trustee deems advisable to aid in the performance of its responsibilities pursuant to the terms of the this Trust Agreement, with the payment of the fees and expenses of such professionals to be made in accordance with
Article III of this Trust Agreement.

	SECTION 6.5    STANDARD OF CARE; EXCULPATION.  Subject to
Section 1.5 of this Trust Agreement, the Trustee shall perform the duties and obligations imposed on the Trustee by this Trust Agreement with reasonable diligence and care under the circumstances. The Trustee shall not be personally liable to the Trust or to any third party beneficiary (or any successor of such entities) except for such of its own acts as shall constitute bad faith, willful misconduct, gross negligence, willful disregard of its duties or material breach of this Trust Agreement. The Trustee shall not be obligated to give any bond or surety or other security for the performance of any of its duties. Notwithstanding any other provisions of this Trust Agreement, the Trustee and its principals, officers, employees, and agents shall not be liable and shall defended, held harmless, and indemnified by the Majority Noteholders for any action or inaction taken at the written direction of the Majority Noteholders.

	SECTION 6.6 RELIANCE BY TRUSTEE. The Trustee may rely, and shall be fully protected personally in acting upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that it has no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission or receipt. In the absence of its bad faith, willful misconduct, gross negligence, willful disregard of its duties or material breach of this Trust Agreement, the Trustee may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Trustee may consult with legal counsel, accounting, tax, or other professionals within the performance of its duties, and shall be fully protected in respect of any action taken or suffered by it in accordance with such advice or opinion. Subject to the jurisdiction of the Bankruptcy Court described in Article
VII below, the Trustee may at any time seek instructions from the Bankruptcy Court concerning the preservation of the Trust Assets, distribution of the Trust Recoveries or any other matter pertaining to this Trust Agreement and the Global Settlement.

	SECTION 6.7    INVESTMENT OBLIGATIONS.  Subject to Section
1.5 of this Trust Agreement, the Trustee may, but shall not be obligated to, invest and re-invest the liquid Trust Assets consistent with the obligations of a trustee under Bankruptcy
Code 345; provided, that the Trustee shall be limited to investing such liquid Trust Assets in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions or other temporary liquid investments such as Treasury bills. The Trustee shall not be liable in any way for any loss or other liability arising from any investment, or the sale or other disposition of any investment, made in accordance with this Section.

	SECTION 6.8    TAX FILINGS AND NOTICES; WITHHOLDING AND
REPORTING REQUIREMENTS.   Subject to Section 1.5 of this
Trust Agreement, The Trustee shall prepare and provide to, or file with, the appropriate parties such notices, tax returns and other filings, including all federal, state and local tax returns for the Trust as a grantor trust pursuant to
Section 1.671-1(a) of the Treasury Regulations, as may be required under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the Global Settlement, or as may be required by applicable law of other jurisdictions including, if required under applicable law, notices required to report interest, dividends or gross proceeds. Subject to
Section 1.5 of this Trust Agreement, the Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions made hereunder shall be subject to any such withholding and reporting requirements.

	SECTION 6.9 COMPLIANCE WITH SECURITIES LAWS. Subject to Section 1.5 of this Trust Agreement, the Trustee shall file with the Securities and Exchange Commission and other applicable federal and state governmental agencies the reports and other documents and take any other actions neces sary to comply with federal or state securities laws, if any.

	SECTION 6.10 TIMELY PERFORMANCE. The Trustee will make continuing efforts to make timely distributions of the Trust
Recoveries and not unduly prolong the duration of the Trust.

	SECTION 6.11 RESIGNATION. The Trustee may resign as Trustee by giving written notice of its resignation to the Opt-In Noteholders. The Trustee shall continue to serve as trustee for the shorter of (a) thirty (30) days following the tender of the notice of resignation or (b) until the appointment of a successor Trustee shall become effective in accordance with Section 6.13 of this Trust Agreement.

	SECTION 6.12 APPOINTMENT OF SUCCESSOR TRUSTEE. In the event of the death (in the case of a Trustee that is a natural person), dissolution (in the case of a Trustee that is not a natural person), resignation, incompetency or removal of the Trustee, the Majority Noteholders shall jointly designate a person to serve as successor Trustee.
Such appointment shall specify the date when such appointment shall be effective. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and to the retiring Trustee an instrument accepting the appointment under this Trust Agreement and agreeing to be bound thereto, and thereupon the successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.

                        ARTICLE VII

                        JURISDICTION

          The parties hereto consent to the jurisdiction of the Bankruptcy Court and the Bankruptcy Court shall retain exclusive jurisdiction to hear and determine all matters arising out of, and related to this Trust Agreement, including without limitation, disputes concerning Trust Assets and Trust Recoveries and disputes arising in connection with the interpretation, implementation or enforcement of the Trust. If the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, the Trust will have authority to bring such action in any other court of competent jurisdiction.


                        ARTICLE VIII

                         TERMINATION

          The Trust shall continue until the earlier of (i) the date that termination of the Trust is approved by the Bankruptcy Court, or (ii) the date that is thirty-five (35) days after the final Distribution Date and no undeliverable distributions remain in the possession of the Trustee in accordance with Section 5.2 of this Trust Agreement, unless extended by the joint direction of the Majority Noteholders; provided however that such extension will not subject the Trust to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to Section 5.1 of this Trust Agreement, the Trustee shall at all times endeavor to expeditiously liquidate the Trust Assets into Trust Recoveries, and in no event shall the Trustee unduly prolong the duration of the Trust. Notwithstanding the foregoing, after the termination of the Trust but subject to Section 1.5 of this Agreement, the Trustee shall have the power to exercise all the powers, authorities and discretions herein conferred solely for the purpose of liquidating and winding up the affairs of the Trust. On distribution of all of the Trust Assets, the Trustee shall retain the books, records and files that shall have been delivered to or created by the Trustee. At the Trustee's discretion, all of such records and documents may be destroyed at any time after one year from the distribution of all of the Trust Assets.

                         ARTICLE IX

                        MISCELLANEOUS

	SECTION 9.1 NOTICES. All notices, requests or other communications required or permitted to be made in accordance with this Trust Agreement shall be in writing and shall be delivered personally or by facsimile transmission or mailed by first-class mail or by overnight delivery service:

               If to the Trustee, at:

                    Logan & Company
                    546 Valley Road
                    Upper Montclair, NJ 07043
                    Attn: Kate Logan

                    With copies to:

                    Stuart Brown, Esquire
                    Buchanan Ingersoll PC
                    1201 N. Market Street, Suite 1501
                    Wilmington, DE  19801

               If to the Debtors, at:

                    SUN WORLD INTERNATIONAL, INC.
                    16350 Driver Road
                    Bakersfield, California 93308
                    Attention: Chief Financial Officer

                    with copies to:

                    Klee, Tuchin, Bogdanoff & Stern, LLP
                    Fox Plaza, 2121 Avenue of the Stars
                    Thirty-Third Floor
                    Los Angeles, California 90067
                    Attn:  Lee R. Bogdanoff

               If to Cadiz, at:

                    Cadiz Inc.
                    777 South Figueroa Street, Suite 4250
                    Los Angeles, CA  90017
                    Attn:  Keith Brackpool, Chief Executive Officer

                    with copies to:

                    Stutman, Treister & Glatt P.C.
                    1901 Avenue of the Stars, 12th Floor
                    Los Angeles, CA  90067
                    Attn:   Jeffrey H. Davidson


               If to Black Diamond, at:

                    Black Diamond Capital Management, LLC on behalf of its affiliates
                    One Conway Park
                    One Field Drive, Suite 100
                    Lake Forest, Illinois 60045
                    Attn:  Chris Kipley

                    with copies to:

                    Skadden, Arps, Slate,
                      Meagher & Flom (Illinois)
                    333 West Wacker Drive, Suite 2100
                    Chicago, Illinois  60606-1285
                    Attn: Timothy R. Pohl, Esq.

               If to CFSC Wayland, at:

                    CFSC Wayland Advisers, Inc.
                    12700 Whitewater Drive
                    Minnetonka, MN  55345
                    Attn:  Blake M. Carlson

                    With copy to:

                    CFSC Wayland Advisers, Inc.
                    12700 Whitewater Drive
                    Minnetonka, MN  55345
                    Attn:  Susan D. Peterson

          Notices sent out by facsimile transmission shall be deemed delivered when actually received, and notices sent by first-class mail shall be deemed delivered when received and notices sent by overnight delivery service shall be deemed delivered the next business day after mailing.

	SECTION 9.2 EFFECTIVENESS. This Trust Agreement shall become effective on the date it is executed by all signatories thereto.

	SECTION 9.3    INTENTION OF PARTIES TO ESTABLISH TRUST.
This Trust Agreement is intended to create a trust, and the Trust created hereunder shall be governed and construed in all respects as a trust.

	SECTION 9.4    INVESTMENT COMPANY ACT.  The Trust is
organized as a liquidating entity in the process of liquidation, and therefore should not be considered, and the Trust does not and will not hold itself out as, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

	SECTION 9.5 TAXATION. For United States federal income tax purposes, it is intended that the Trust be classified as a liquidating trust under 301.7701-4 of the Treasury Regulations and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Internal Revenue Code that is owned by the Opt-In Noteholders as grantors. Accordingly, the parties hereto intend that, for United States federal income tax purposes, the Opt-In Noteholders be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Trust. All Trust earnings shall be taxable to the Opt-In Noteholders.

	SECTION 9.6    COUNTERPARTS.  This Trust Agreement may
be executed in one or more counterparts (via facsimile or otherwise), each of which shall be deemed an original but which together shall constitute but one and the same instrument.

	SECTION 9.7    GOVERNING LAW.  This Trust Agreement
shall be governed by, construed under and interpreted in accordance with the laws of the State of New York.

	SECTION 9.8    HEADINGS.  Sections, subheadings and
other headings used in this Trust Agreement are for convenience only and shall not affect the construction of this Trust Agreement.

	SECTION 9.9 SEVERABILITY. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Trust Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

	SECTION 9.10 AMENDMENTS. This Trust Agreement may be amended from time to time by the Trustee to better give effect to the purposes of this Trust Agreement or Global Settlement upon the written direction of the Majority Noteholders. The terms of the Trust may be amended by the Trustee at any time to the extent necessary to ensure that the Trust will not become subject to the Exchange Act or be subject to taxation for United States federal income tax purposes as other than a liquidating trust under 301.7701-4 of the Treasury Regulations and as a grantor trust of which the Opt-In Noteholders are the grantors and owners. This
Trust Agreement shall not be amended in any manner that in any way creates or increases any burden upon, or eliminates or reduces any benefit to, the Debtors or Cadiz without the express written consent of the Debtors or Cadiz, respectively.

	SECTION 9.11 THIRD PARTY BENEFICIARIES. No party shall be deemed a third-party beneficiary of this Trust Agreement, including without limitation the Opt-In Noteholders.

	SECTION 9.12    SUCCESSORS.  This Trust Agreement shall
bind and inure to the benefit of the parties hereto and their respective successors and assigns.

	SECTION 9.13 NO SUITS BY OPT-IN NOTEHOLDERS. No Opt-In Noteholder shall have any right by virtue of any provision of this Trust Agreement to institute any action or proceeding in law or in equity against any party other than the Trustee on or under or with respect to the Trust Assets.

	SECTION 9.14 IRREVOCABILITY. The Trust is irrevocable, but is subject to amendment as provided for herein.

      SECTION 9.15 TRUST CONTINUANCE. The death, dissolution, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust created by this Trust
Agreement or to revoke any existing agency created under the terms of this Trust Agreement or invalidate any action theretofore taken by the Trustee. In the event of the resignation or removal of the Trustee, the Trustee shall promptly (a) execute and deliver such documents, instruments and other writings as may be requested by the Bankruptcy
Court or reasonably requested by a successor Trustee to effect the termination of the Trustee's capacity under this Trust Agreement and the conveyance of the Trust Assets then held by the Trustee to the successor, (b) deliver to the Bankruptcy Court or the successor Trustee all documents, instruments, records and other writings related to the Trust as may be in the possession of the Trustee and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trustee.

	SECTION 9.16   ENFORCEMENT AND ADMINISTRATION.  The
Bankruptcy Court shall enforce and administer the provisions of this Trust Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                    CADIZ, INC.

                    By: /s/ Keith Brackpool
                       ------------------------------
                    Name: Keith Brackpool
                    Title: CEO

                    LOGAN & COMPANY, AS TRUSTEE


                    By:  /s/ Kathleen M. Logan
                       ------------------------------
                    Name:     Kathleen M. Logan
                    Title:    President


                    BLACK DIAMOND CAPITAL MANAGEMENT, L.L.C., on behalf of its affiliates

                    By: /s/ James J. Zenni Jr.
                       ------------------------------
                    Name: James J. Zenni Jr.
                    Title: President & Managing Partner


                    CFSC WAYLAND ADVISERS, INC.

                    By: /s/ Blake M.Carlson
                       ------------------------------
                    Name: Blake M. Carlson
                    Title: Authorized Signatory